UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 13, 2010

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia       31602
(Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.           Entry into a Material Definitive Agreement.

Effective December 13, 2010, The Park Avenue Bank (“Park Avenue”), the wholly owned  subsidiary of PAB Bankshares, Inc. (the “Company”), entered into a Prompt Corrective Action Directive (the “Directive”) with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).  The Directive was issued due to the Bank’s “significantly undercapitalized” status as defined in section 208.43(b)(4) of Regulation H of the Federal Reserve Board, for purposes of section 38 of the Federal Deposit Insurance Act, as amended (the “FDI Act”).

The Directive acknowledges that the Bank submitted a capital restoration plan, dated October 29, 2010, which the Federal Reserve Board deemed acceptable pursuant to section 38(e)(2) of the FDI Act.

The Directive requires that within 90 days of the effective date of the Directive or such additional time as the Federal Reserve Board may permit, the Bank, in conjunction with the Company must (1) increase the Bank’s equity in an amount sufficient to make the Bank “adequately capitalized” as defined in section 208.432(b)(2) of Regulation H; (2) enter into and close a contract to be acquired by a depository institution holding company or combine with another insured depository institution; or (3) take other necessary measures to make the Bank “adequately capitalized.”

The Directive also (1) restricts the Bank from making any capital distribution, including the payment of dividends; and (2) requires prior written approval from the Federal Reserve Bank of Atlanta (the “Reserve Bank”) and fulfillment of one of the requirements above, for the Bank to solicit and accept new deposit accounts or renew any time deposit bearing an interest rate that exceeds the prevailing effective rates on deposits of comparable amounts and maturities in the Bank’s market area.  Within 30 days of the effective date of the Directive, the Bank must submit an acceptable plan and timetable to the Reserve Bank for conforming the rates of interest paid on all existing non-time deposit accounts to the prevailing effective rates on deposits of comparable amounts in the Bank’s market area.

The Directive continues to requires the Company to comply with the provisions in the Federal Reserve Act regarding affiliate transactions and the provision of the FDI Act restricting compensation of certain executive officers and restricting asset growth, acquisitions and branching.

The Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with any provision of the Directive.

The Bank’s deposits continue to be insured by the FDIC to the maximum limits allowed by law.

Item 9.01.            Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Prompt Corrective Action Directive executed December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date:  December 16, 2010                                                  /s/ Nicole S. Stokes
(Signature)
Nicole S. Stokes,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Prompt Corrective Action Directive executed December 13, 2010.